[SAVOIR TECHNOLOGY GROUP LOGO]                                    PRESS RELEASE


For more information contact:
----------------------------
P. Scott Munro                                 James W. Dorst
Chairman and CEO                               Chief Financial Officer
Savoir Technology Group, Inc.                  Savoir Technology Group, Inc.
408-341-4767                                   408-341-4745
smunro@svtg.com                                jdorst@svtg.com

Sandra M. Salah
Vice President, Corporate Relations
Savoir Technology Group, Inc.
408-341-4712
ssalah@svtg.com



                        SAVOIR TECHNOLOGY GROUP ANNOUNCES
                         PROPOSED COMMON STOCK OFFERING

Campbell, California, March 9, 1998 -- Savoir Technology Group, Inc. (Nasdaq National Market - SVTG), a leading midrange computer systems distributor, announced today that it plans to offer approximately 3,500,000 common shares in order to raise proceeds to be used for repayment of subordinated debt, a credit advance, payments to certain selling stockholders in connection with a prior acquisition, and general working capital. The Company plans to file a registration statement with the SEC before the end of March 1998.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, which may be made only by prospectus, and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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   Savoir Technology Group and the Savoir Technology Group logo are trademarks of Savoir Technology Group, Inc.